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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 24, 1997 on our audits of the consolidated balance sheets of Men's Apparel Guild in California, Inc. and subsidiary as of May 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended May 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 17, 1999